EXHIBIT 10.76

CONSULTINGAGREEMENT- Magna Global Ventures

This Consulting Agreement (the “Agreement”) is made and entered into to be effective as of August 26, 2024 (the “Effective Date”) between Can B Corp., a FL Corporation located at 960 S. Broadway, Suite 120, Hicksville, NY 11801 (“Company” or “CANB”) and Magna Global Ventures, LLC located at 111 Town Square Place Suite 1203 PMB 1175 Jersey City, NJ 07310 (‘‘Consultant”) or (“MGV”).

WHEREAS:

A.	The Consultant has the professional business expertise and experience to assist the Company in strategic planning, financial development, and marketing, and
B.	The Consultant is offering its services as a consultant to the Company; and
C.	The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant’s work for the Company by entering into this written Agreement.
D.	The parties agree that this Agreement reflects the entire understanding and agreements between the parties hereto.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1.	DUTIES. The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a consultant. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described on Exhibit A hereto and agrees to be available at such times as may be scheduled by the Company. It is understood, however, that the Consultant will maintain the Consultant’s own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. A description of the Consultant’s services is attached hereto as Exhibit A and incorporated by reference herein.

2.	CONSULTING SERVICES & COMPENSATION. The Consultant will be retained as a Consultant and independent contractor for the Company. For services rendered hereunder, the Consultant shall receive:

●	A one-time consulting fee of three million five hundred thousand (3,500,000) shares of common stock in the Company. Issuable upon execution, fully paid and non-accessible. All shares are deemed fully earned and vested upon execution of this agreement.

3.	CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the Consulting period, from the Company or the Company’s employees, agents or Consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company’s benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withhold by the Company in its sole discretion.

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4.	INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided. The Consultant does hereby indemnify and hold harmless the Company from and against any and all claims, liabilities, demands, losses or expenses incurred by the Company if (1) the Consultant fails to pay any applicable income and/or employment taxes (including interest or penalties of whatever nature), in any amount, relating to the Consultant’s rendering of consulting services to the Company, including any attorney’s fees or costs to the prevailing party to enforce this indemnity or (2) Consultant takes any action or fails to take any action in accordance with the companies instructions. The Consultant shall be responsible for obtaining workers’ compensation insurance coverage and agrees to indemnify, defend and hold the Company harmless of and from any and all claims arising out of any injury, disability or death of the Consultant.

5.	REPRESENATIONS AND WARRANTS. For purposes of this Agreement and the Stock, the Consultant represents and warrants as follows:

a.	The Consultant has a preexisting personal or business relationship with the Company having previously provided the Consulting Services defined in Exhibit A.

b.	The Consultant is aware that:

i.	The Articles of Incorporation and Bylaws of the Company contain provisions that limit or eliminate the personal liability of the officers, directors and agents of the Company and indemnify such parties for certain damages relating to the Company, and the good-faith management and operation of the Company.

c.	The Consultant certifies, under penalties of perjury (i) that the taxpayer identification number shown on the signature page of this Consulting Agreement is true, correct and complete, and (ii)that the Consultant is not subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified the Consultant that the Consultant is no longer subject to backup withholding.

6.	NO THIRD-PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services or the Warrant contemplated hereby.

7.	ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

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8.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California.

9.	ATTORNEY’S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney’s fees and costs.

10.	ARBITRATION. Any controversy between the parties regarding the construction or application of this Agreement, any claim arising out of this Agreement or its breach, shall be submitted to arbitration in New York before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, upon the written request of one party after service of that request on the other party. The cost of arbitration shall be borne by the losing party. The arbitrator is also authorized to award attorney’s fees to the prevailing party.

11.	VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

12.	ON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

13.	ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

********Exhibit A and Signature Page Follows*******

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EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide advisory services to the Company. for a period of twelve (12) months, unless terminated by either party for any reason with 3- days’ notice via email or letter, at which time all future compensation and further consideration shall immediately cease:

(i)	Review the Company’s strategic plan for product development.
(ii)	Advise on all financial matters including capital formation and financial engineering.
(iii)	Assist in creating and executing a marketing and strategic development plan for the Company’s patents.
(iv)	Assist the Company in its selection of professionals as requested by management or the Board of Directors.
(v)	Provide introductions to related professionals and potential funding sources.

********Signature Page for Consulting Agreement********

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IN WITFESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date first written above.

Can B Corp.

/s/ Marco Alfonsi
Marco Alfonsi, CEO

For Magna Global Ventures, LLC

/s/ Thomas Gallo

Thomas Gallo	CEO
Printed Name	Title

EIN:

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